Exhibit 99.3
BAXTER FINCO B.V.
OFFER TO EXCHANGE
4.750% Notes Due 2010
That Have Been Registered Under the Securities Act of 1933
For Any and All Outstanding
4.750% Notes Due 2010

Unconditionally and Irrevocably Guaranteed by
BAXTER INTERNATIONAL INC.

Pursuant to the Prospectus, Dated [          ], 2006
To: Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees
      Baxter Finco B.V. (the “Company”) is offering, upon and subject to the terms and conditions set forth in the Prospectus, dated [          ], 2006 (the “Prospectus”), and the enclosed letter of transmittal (the “Letter of Transmittal”), to exchange (the “Exchange Offer”) their 4.750% Notes due 2010 that have been registered under the Securities Act of 1933, as amended, for their outstanding 4.750% Notes due 2010 (the “Outstanding Notes”). The Exchange Offer is being made in order to satisfy certain obligations of the Company contained in the Registration Rights Agreement, dated October 5, 2005 (the “Registration Rights Agreement”), among the Company, Baxter International Inc. and the initial purchasers referred to therein.
      We are requesting that you contact your clients for whom you hold Outstanding Notes regarding the Exchange Offer. For your information and for forwarding to your clients for whom you hold Outstanding Notes registered in your name or in the name of your nominee, or who hold Outstanding Notes registered in their own names, we are enclosing the following documents:

1. Prospectus dated [ ], 2006;

2. The Letter of Transmittal for your use and for the information of your clients;

3. A Notice of Guaranteed Delivery to be used to accept the Exchange Offer if the Outstanding Notes are not immediately available, or time will not permit the required documents to reach the Exchange Agent before the expiration date of the Exchange Offer, or the procedures for book-entry transfer cannot be completed on or prior to the expiration date of the Exchange Offer;

4. A form of letter which may be sent to your clients for whose account you hold Outstanding Notes registered in your name or the name of your nominee, with space provided for obtaining such clients’ instructions with regard to the Exchange Offer; and

5. Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9.
      YOUR PROMPT ACTION IS REQUESTED. THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON [          ], 2006 (THE “EXPIRATION DATE”), UNLESS EXTENDED BY THE COMPANY. OUTSTANDING NOTES TENDERED PURSUANT TO THE EXCHANGE OFFER MAY BE WITHDRAWN AT ANY TIME BEFORE THE EXPIRATION DATE.
      To participate in the Exchange Offer, a duly executed and properly completed Letter of Transmittal (or facsimile thereof or Agent’s Message in lieu thereof), with any required signature guarantees and any other required documents, should be sent to the Exchange Agent, and certificates representing the Outstanding Notes (or a timely confirmation of book-entry transfer of such Outstanding Notes) should be delivered to the Exchange Agent, all in accordance with the instructions set forth in the Letter of Transmittal and the Prospectus.
      If a registered holder of Outstanding Notes desires to tender Outstanding Notes, but such Outstanding Notes are not immediately available, or time will not permit the required documents to reach the Exchange Agent before the Expiration Date, or the procedures for book-entry transfer cannot be completed on or prior to the Expiration Date, a tender may be effected by following the guaranteed delivery procedures described in the Prospectus under the caption “Exchange Offer — Guaranteed Delivery Procedures.”
      The Company will, upon request, reimburse brokers, dealers, commercial banks, trust companies and other nominees for reasonable and necessary costs and expenses incurred by them in forwarding the Prospectus and the related documents to the beneficial owners of the Outstanding Notes held by them as nominee or in a fiduciary capacity. The Company, however, will pay or cause to be paid all transfer taxes applicable to the exchange of Outstanding Notes pursuant to the Exchange Offer, except as set forth in Instruction 7 of the Letter of Transmittal.
      Any inquiries you may have with respect to the Exchange Offer, or requests for additional copies of the enclosed materials, should be directed to J.P. Morgan Trust Company, National Association, the Exchange Agent for the Exchange Offer, at its address and telephone number set forth on the front of the Letter of Transmittal.

Very truly yours,

Baxter Finco B.V.
      NOTHING HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY OTHER PERSON AS AN AGENT OF THE COMPANY OR THE EXCHANGE AGENT, OR AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR MAKE ANY STATEMENTS ON BEHALF OF ANY OF THEM WITH RESPECT TO THE EXCHANGE OFFER, EXCEPT FOR STATEMENTS EXPRESSLY MADE IN THE PROSPECTUS OR THE LETTER OF TRANSMITTAL.
Enclosures